Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•	Reports quarterly revenue of $1.8 billion, an increase of 5% from the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.03, including $0.36 gain on disposition, a recall charge of $0.09, and $0.05 of discrete tax benefits

•	Posts full year diluted earnings per share from continuing operations of $3.25, including gains on dispositions of $0.44, a recall charge of $0.09, and $0.09 of discrete tax benefits

•	Confirms 2017 full year diluted earnings per share from continuing operations to be in the range of $3.40 to $3.60

Downers Grove, Illinois, January 26, 2017 — Dover (NYSE: DOV) announced today that for the fourth quarter ended December 31, 2016, revenue was $1.8 billion, an increase of 5% from the prior year. The increase in the quarter was driven by acquisition growth of 11%, offset by an organic revenue decline of 2%, a 3% impact from dispositions, and an unfavorable impact from foreign exchange of 1%. Earnings from continuing operations were $161.2 million, an increase of 18% as compared to $136.6 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the fourth quarter ended December 31, 2016, were $1.03, compared to $0.87 EPS in the prior year period, representing an increase of 18%. EPS from continuing operations for the fourth quarter of 2016 included a gain on a disposition of $0.36, a charge of $0.09 for a voluntary product recall, and $0.05 of discrete tax benefits. EPS from continuing operations for the prior year period include discrete tax benefits of $0.06 EPS. Excluding these items, adjusted EPS from continuing operations for the fourth quarter of 2016 was $0.71, a decrease of 12% from an adjusted EPS of $0.81 in the prior year period. EPS for the fourth quarter ended December 31, 2016 and 2015 include restructuring costs of $0.04 EPS and $0.08 EPS, respectively.

Revenue for the year ended December 31, 2016 was $6.8 billion, a decrease of 2% from the prior year, reflecting an organic revenue decline of 5%, a 3% impact from dispositions, and an unfavorable impact from foreign exchange of 1%, offset by acquisition growth of 7%. Earnings from continuing operations for the year ended December 31, 2016, were $508.9 million, a decrease of 15% as compared to $595.9 million for the prior year period. Diluted EPS for the year ended December 31, 2016, was $3.25, compared to $3.74 EPS in the prior year period, representing a decrease of 13%. EPS from continuing operations for the year ended December 31, 2016, includes gains on dispositions of $0.44, a charge of $0.09 for a voluntary product recall, and discrete tax benefits of $0.09. EPS from continuing operations for the year ended December 31, 2015, includes discrete tax benefits of $0.11. Excluding these items adjusted EPS from continuing operations decreased 22% to $2.82 from a comparable EPS of $3.63 in the prior year period. EPS for the years ended December 31, 2016 and 2015 also include restructuring costs of $0.18 EPS and $0.25 EPS, respectively.

Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “I was pleased with our fourth quarter business activity and results. And, I was especially pleased we were able to close the Wayne transaction earlier than previously expected.

“Among the highlights in the quarter were a continued recovery in our shorter cycle drilling and artificial lift markets, along with strong results in our Printing & Identification platform. We also saw solid activity in our Bearings & Compression and Petrochemical & Polymer markets. These positive developments helped mitigate continued soft conditions in longer cycle oil & gas markets, especially within transport, and challenges in retail refrigeration.

“With regard to 2017, we confirm our guidance for full year diluted earnings per share from continuing operations to be in the range of $3.40 to $3.60. Within this guidance, revenue growth is expected to be 10% to 12%, including organic growth of 3% to 5% and acquisition growth of approximately 10%, partially offset by a 1% impact from dispositions and a 2% headwind from FX.”

Net earnings for the fourth quarter ended December 31, 2016, were $161.2 million, or $1.03 EPS, compared to net earnings of $141.8 million, or $0.91 EPS, for the same period of 2015, which included earnings from discontinued operations of $5.3 million.

Net earnings for the year ended December 31, 2016, were $508.9 million, or $3.25 EPS, compared to net earnings of $869.8 million, or $5.46 EPS, for the same period of 2015, which included earnings from discontinued operations of $273.9 million, or $1.72 EPS. 2015 earnings from discontinued operations included gains of $265.6 million, or $1.67 EPS, resulting from the disposition of two businesses.

Dover will host a webcast of its fourth quarter 2016 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, January 26, 2017. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue exceeding $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for over 60 years, our team of 29,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,”

“suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks, including product recalls; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2016

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenue	$1,777,961	$1,694,600	$6,794,342	$6,956,311
Cost of goods and services	1,158,257	1,080,791	4,322,373	4,388,167
Gross profit	619,704	613,809	2,471,969	2,568,144
Selling, general, and administrative expenses	455,622	414,365	1,757,523	1,647,382
Operating earnings	164,082	199,444	714,446	920,762
Interest expense	35,515	32,520	136,401	131,676
Interest income	(2,738)	(1,271)	(6,759)	(4,419)
Other income, net	(191)	(1,295)	(7,930)	(7,105)
Gain on sale of businesses	(84,537)	—	(96,598)	—
Earnings before provision for income taxes and discontinued operations	216,033	169,490	689,332	800,610
Provision for income taxes	54,871	32,916	180,440	204,729
Earnings from continuing operations	161,162	136,574	508,892	595,881
Earnings from discontinued operations, net	—	5,251	—	273,948
Net earnings	$161,162	$141,825	$508,892	$869,829

Basic earnings per common share:
Earnings from continuing operations	$1.04	$0.88	$3.28	$3.78
Earnings from discontinued operations, net	—	0.03	—	1.74
Net earnings	1.04	0.92	3.28	5.52

Weighted average shares outstanding	155,376	154,986	155,231	157,619

Diluted earnings per common share:
Earnings from continuing operations	$1.03	$0.87	$3.25	$3.74
Earnings from discontinued operations, net	—	0.03	—	1.72
Net earnings	1.03	0.91	3.25	5.46

Weighted average shares outstanding	156,816	156,254	156,636	159,172

Dividends paid per common share	$0.44	$0.42	$1.72	$1.64

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
REVENUE
Energy	$283,230	$259,008	$273,248	$292,952	$1,108,438	$430,423	$366,044	$363,872	$323,341	$1,483,680

Engineered Systems
Printing & Identification	239,681	263,648	253,091	266,082	1,022,502	230,181	229,934	227,992	255,563	943,670
Industrials	337,314	328,784	317,471	360,212	1,343,781	343,015	363,157	351,404	341,667	1,399,243
	576,995	592,432	570,562	626,294	2,366,283	573,196	593,091	579,396	597,230	2,342,913

Fluids	399,062	405,838	412,822	482,852	1,700,574	340,236	351,511	352,018	355,508	1,399,273

Refrigeration & Food Equipment	363,252	429,386	451,328	376,373	1,620,339	372,097	448,115	492,460	418,758	1,731,430

Intra-segment eliminations	(266)	(319)	(197)	(510)	(1,292)	(451)	(133)	(164)	(237)	(985)
Total consolidated revenue	$1,622,273	$1,686,345	$1,707,763	$1,777,961	$6,794,342	$1,715,501	$1,758,628	$1,787,582	$1,694,600	$6,956,311

NET EARNINGS
Segment Earnings:
Energy	$11,244	$(75)	$13,279	$30,888	$55,336	$52,305	$40,909	$48,726	$31,250	$173,190
Engineered Systems	93,748	104,034	97,240	96,807	391,829	88,149	96,702	102,866	89,244	376,961
Fluids	46,047	54,033	66,178	34,663	200,921	54,634	70,168	74,911	62,404	262,117
Refrigeration & Food Equipment	38,161	63,230	64,111	118,126	283,628	36,150	65,732	76,665	42,752	221,299
Total segments	189,200	221,222	240,808	280,484	931,714	231,238	273,511	303,168	225,650	1,033,567
Corporate expense / other	29,862	24,566	26,638	31,674	112,740	34,526	20,382	25,881	24,911	105,700
Interest expense	33,318	33,779	33,789	35,515	136,401	33,005	33,053	33,098	32,520	131,676
Interest income	(1,604)	(1,622)	(795)	(2,738)	(6,759)	(968)	(1,065)	(1,115)	(1,271)	(4,419)
Earnings from continuing operations before provision for income taxes	127,624	164,499	181,176	216,033	689,332	164,675	221,141	245,304	169,490	800,610
Provision for income taxes	28,268	46,209	51,092	54,871	180,440	47,485	65,507	58,821	32,916	204,729
Earnings from continuing operations	99,356	118,290	130,084	161,162	508,892	117,190	155,634	186,483	136,574	595,881
Earnings (loss) from discontinued operations, net	—	—	—	—	—	92,320	176,762	(385)	5,251	273,948
Net earnings	$99,356	$118,290	$130,084	$161,162	$508,892	$209,510	$332,396	$186,098	$141,825	$869,829

SEGMENT OPERATING MARGIN
Energy	4.0%	—%	4.9%	10.5%	5.0%	12.2%	11.2%	13.4%	9.7%	11.7%
Engineered Systems	16.2%	17.6%	17.0%	15.5%	16.6%	15.4%	16.3%	17.8%	14.9%	16.1%
Fluids	11.5%	13.3%	16.0%	7.2%	11.8%	16.1%	20.0%	21.3%	17.6%	18.7%
Refrigeration & Food Equipment	10.5%	14.7%	14.2%	31.4%	17.5%	9.7%	14.7%	15.6%	10.2%	12.8%
Total segment operating margin	11.7%	13.1%	14.1%	15.8%	13.7%	13.5%	15.6%	17.0%	13.3%	14.9%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,160	$33,289	$32,605	$31,366	$131,420	$34,427	$32,740	$31,858	$42,754	$141,779
Engineered Systems	16,036	16,075	16,238	25,597	73,946	14,526	14,392	14,503	16,493	59,914
Fluids	20,511	20,981	20,833	22,899	85,224	13,848	13,648	13,367	15,215	56,078
Refrigeration & Food Equipment	16,728	16,881	16,146	15,263	65,018	16,458	16,406	16,609	16,601	66,074
Corporate	1,169	868	901	2,193	5,131	923	841	837	643	3,244
Total depreciation and amortization expense	$88,604	$88,094	$86,723	$97,318	$360,739	$80,182	$78,027	$77,174	$91,706	$327,089

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
BOOKINGS
Energy	$273,445	$246,021	$270,685	$299,771	$1,089,922	$416,628	$345,079	$351,557	$315,996	$1,429,260

Engineered Systems
Printing & Identification	242,569	266,490	248,443	268,951	1,026,453	235,617	224,203	226,756	250,639	937,215
Industrials	329,957	304,345	331,435	374,073	1,339,810	337,070	336,173	338,744	357,451	1,369,438
	572,526	570,835	579,878	643,024	2,366,263	572,687	560,376	565,500	608,090	2,306,653

Fluids	418,345	413,767	413,535	457,283	1,702,930	339,310	333,695	357,032	321,154	1,351,191

Refrigeration & Food Equipment	411,367	468,661	429,134	336,645	1,645,807	419,659	486,793	430,681	379,967	1,717,100

Intra-segment eliminations	(90)	(944)	(245)	(308)	(1,587)	(628)	(417)	(385)	(486)	(1,916)

Total consolidated bookings	$1,675,593	$1,698,340	$1,692,987	$1,736,415	$6,803,335	$1,747,656	$1,725,526	$1,704,385	$1,624,721	$6,802,288

BACKLOG
Energy	$144,828	$129,873	$126,519	$134,181		$212,060	$194,819	$156,631	$155,586

Engineered Systems
Printing & Identification	102,640	104,509	101,190	98,924		108,151	103,403	100,476	98,288
Industrials	235,384	210,646	224,892	252,780		276,598	248,592	236,298	250,725
	338,024	315,155	326,082	351,704		384,749	351,995	336,774	349,013

Fluids	286,457	315,786	318,246	331,238		259,504	240,389	236,608	243,459

Refrigeration & Food Equipment	303,479	332,312	309,462	258,329		337,084	373,193	307,351	247,352

Intra-segment eliminations	(36)	(265)	(252)	(102)		(595)	(354)	(598)	(808)

Total consolidated backlog	$1,072,752	$1,092,861	$1,080,057	$1,075,350		$1,192,802	$1,160,042	$1,036,766	$994,602

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
Basic earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$0.84	$1.04	$3.28	$0.72	$0.98	$1.20	$0.88	$3.78
Discontinued operations	—	—	—	—	—	0.57	1.11	—	0.03	1.74
Net earnings	$0.64	$0.76	$0.84	$1.04	$3.28	$1.30	$2.10	$1.20	$0.92	$5.52

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$0.83	$1.03	$3.25	$0.72	$0.97	$1.19	$0.87	$3.74
Discontinued operations	—	—	—	—	—	0.57	1.10	—	0.03	1.72
Net earnings	$0.64	$0.76	$0.83	$1.03	$3.25	$1.28	$2.07	$1.19	$0.91	$5.46

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$99,356	$118,290	$130,084	$161,162	$508,892	$117,190	$155,634	$186,483	$136,574	$595,881
Discontinued operations	—	—	—	—	—	92,320	176,762	(385)	5,251	273,948
Net earnings	$99,356	$118,290	$130,084	$161,162	$508,892	$209,510	$332,396	$186,098	$141,825	$869,829

Average shares outstanding:
Basic	155,064	155,180	155,300	155,376	155,231	161,650	158,640	155,300	154,986	157,619
Diluted	156,161	156,595	156,798	156,816	156,636	163,323	160,398	156,560	156,254	159,172

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by gains (losses) from discrete and other tax items, gain on disposition of businesses, and a product recall charge to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
Adjusted earnings from continuing operations:
Earnings from continuing operations	$99,356	$118,290	$130,084	$161,162	$508,892	$117,190	$155,634	$186,483	$136,574	$595,881
Gains (losses) from discrete and other tax items	7,348	(1,221)	(304)	7,752	13,575	—	—	8,131	9,382	17,513
Gain on dispositions, net of tax	11,228	—	—	56,975	68,203	—	—	—	—	—
Product recall charge, net of tax	—	—	—	(14,237)	(14,237)	—	—	—	—	—
Adjusted earnings from continuing operations	$80,780	$119,511	$130,388	$110,672	$441,351	$117,190	$155,634	$178,352	$127,192	$578,368

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.64	$0.76	$0.83	$1.03	$3.25	$0.72	$0.97	$1.19	$0.87	$3.74
Gains (losses) from discrete and other tax items	0.05	(0.01)	—	0.05	0.09	—	—	0.05	0.06	0.11
Gain on dispositions, net of tax	0.07	—	—	0.36	0.44	—	—	—	—	—
Product recall charge, net of tax	—	—	—	(0.09)	(0.09)	—	—	—	—	—
Adjusted earnings from continuing operations	$0.52	$0.76	$0.83	$0.71	$2.82	$0.72	$0.97	$1.14	$0.81	$3.63

* Per share data may not add due to rounding.

DOVER CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$349,146	$362,185
Receivables, net of allowances	1,265,201	1,120,490
Inventories, net	870,487	802,895
Prepaid and other current assets	104,357	133,440
Property, plant and equipment, net	945,670	854,269
Goodwill	4,562,677	3,737,389
Intangible assets, net	1,802,923	1,413,223
Other assets and deferred charges	215,530	182,185
Total assets	$10,115,991	$8,606,076

Liabilities and Stockholders' Equity:
Notes payable and current maturities of long-term debt	$414,550	$151,122
Payables and accrued expenses	1,525,768	1,216,060
Deferred taxes and other non-current liabilities	1,169,290	990,664
Long-term debt	3,206,637	2,603,655
Stockholders' equity	3,799,746	3,644,575
Total liabilities and stockholders' equity	$10,115,991	$8,606,076

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2016	2015
Operating activities:
Net earnings	$508,892	$869,829
Earnings from discontinued operations, net	—	(273,948)
Depreciation and amortization	360,739	327,089
Stock-based compensation	21,015	30,697
Contributions to employee benefit plans	(25,691)	(21,942)
Gain on sale of businesses	(96,598)	—
Net change in assets and liabilities	93,618	17,334
Net cash provided by operating activities of continuing operations	861,975	949,059

Investing activities:
Additions to property, plant and equipment	(165,205)	(154,251)
Acquisitions (net of cash and cash equivalents acquired)	(1,561,737)	(567,843)
Proceeds from the sale of property, plant and equipment	17,749	14,604
Proceeds from the sale of businesses	206,407	689,314
Settlement of net investment hedge	—	(17,752)
Other	(1,057)	1,350
Net cash used in investing activities of continuing operations	(1,503,843)	(34,578)

Financing activities:
Change in commercial paper and notes payable, net	254,834	(327,000)
Net increase in debt	654,382	94,252
Dividends to stockholders	(268,339)	(257,969)
Purchase of common stock	—	(600,164)
Net proceeds from exercise of share-based awards	(7,269)	(1,005)
Net cash provided by (used in) financing activities of continuing operations	633,608	(1,091,886)

Net cash used in discontinued operations	—	(115,930)

Effect of exchange rate changes on cash	(4,779)	(26,061)

Net decrease in cash and cash equivalents	(13,039)	(319,396)
Cash and cash equivalents at beginning of period	362,185	681,581
Cash and cash equivalents at end of period	$349,146	$362,185

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2016
(Amounts in thousands except share data and where otherwise indicated)

Acquisitions

During the fourth quarter of 2016, the Company completed the acquisitions of Ravaglioli S.p.A. Group, a provider of automotive service equipment, and Wayne Fueling Systems Ltd., a provider of fuel dispensing, payment, systems and aftermarket services for retail and commercial fuel stations. These acquisitions were acquired to complement and expand upon existing operations within the Engineered Systems and Fluids segments, respectively. For the full year 2016, Dover made a total of six acquisitions for a net cash consideration totaling $1,561.7 million.

Disposed Businesses

For the full year 2016, the Company completed the sale of Texas Hydraulics, a custom manufacturer of fluid power components, during the first quarter of 2016 as well as Tipper Tie, a global supplier of processing and clip packaging machines, during the fourth quarter of 2016. These disposals did not represent strategic shifts in operations and, therefore, did not qualify for presentation as a discontinued operation. Upon disposal of these businesses, the Company recognized total proceeds of $47.3 million and $158.9 million, which resulted in an after-tax gain on sale of $11.2 million and $57.0 million, respectively.

Restructuring

During the quarter, the Company took actions to adjust our costs and streamline our businesses, resulting in $8.8 million, or $0.04 EPS, of restructuring charges. These charges were incurred primarily within our Fluids segment with costs incurred of $7.8 million. For full year, restructuring costs totaled $40.2 million, or $0.18 EPS, of which primarily $18.5 million was incurred in Energy and $16.9 million in Fluids.

Tax Rate

The effective tax rate on continuing operations was 25.4% and 19.4% for the fourth quarters of 2016 and 2015, respectively. On a full year basis, the effective tax rates on continuing operations for 2016 and 2015 were 26.2% and 25.6%, respectively. The 2016 and 2015 rates were favorably impacted by discrete and other items, as shown in the reconciliation for quarterly earnings per share included herein. After adjusting for discrete and other items, the fourth quarter effective tax rates were 29.0% and 25.0% for 2016 and 2015, respectively, and the full year rates were 28.1% and 27.8% for 2016 and 2015, respectively. The increase in the effective tax rate year over year is principally due to adjustments of the tax accounts to the U.S. tax return filed.

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2016	December 31, 2015
Current maturities of long-term debt	$6,950	$122
Commercial paper	407,600	151,000
Notes payable and current maturities of long-term debt	414,550	151,122
Long-term debt	3,206,637	2,603,655
Total debt	3,621,187	2,754,777
Less: Cash and cash equivalents	(349,146)	(362,185)
Net debt	3,272,041	2,392,592
Add: Stockholders' equity	3,799,746	3,644,575
Net capitalization	$7,071,787	$6,037,167
Net debt to net capitalization	46.3%	39.6%

Quarterly Cash Flow

	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
Net Cash Flows Provided By (Used In):
Operating activities	$133,413	$207,868	$231,665	$289,029	$861,975	$131,332	$218,911	$282,213	$316,603	$949,059
Investing activities	(425,857)	(69,415)	(66,110)	(942,461)	(1,503,843)	156,585	457,875	(33,454)	(615,584)	(34,578)
Financing activities	178,507	(127,678)	98,491	484,288	633,608	(416,603)	(608,329)	(86,033)	19,079	(1,091,886)

Quarterly Free Cash Flow (Non-GAAP)

	2016					2015
	Q1	Q2	Q3	Q4	FY 2016	Q1	Q2	Q3	Q4	FY 2015
Cash flow from operating activities	$133,413	$207,868	$231,665	$289,029	$861,975	$131,332	$218,911	$282,213	$316,603	$949,059
Less: Capital expenditures	(37,230)	(35,422)	(43,116)	(49,437)	(165,205)	(27,956)	(43,807)	(39,516)	(42,972)	(154,251)
Free cash flow	$96,183	$172,446	$188,549	$239,592	$696,770	$103,376	$175,104	$242,697	$273,631	$794,808

Free cash flow as a percentage of earnings from continuing operations	96.8%	145.8%	144.9%	148.7%	136.9%	88.2%	112.5%	130.1%	200.4%	133.4%

Free cash flow as a percentage of revenue	5.9%	10.2%	11.0%	13.5%	10.3%	6.0%	10.0%	13.6%	16.1%	11.4%

Revenue Growth Factors

	2016
	Q1	Q2	Q3	Q4	Full Year
Organic	(7)%	(7)%	(7)%	(2)%	(5)%
Acquisitions	6%	6%	6%	11%	7%
Dispositions	(3)%	(3)%	(3)%	(3)%	(3)%
Currency translation	(1)%	—%	(1)%	(1)%	(1)%
	(5)%	(4)%	(5)%	5%	(2)%

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per common share, net debt, net capitalization, net debt to net capitalization ratio, free cash flow, organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings per common share, debt or equity, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.  Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for gains or losses from discrete and other tax items, gain on disposition of businesses, and a product recall charge. Adjusted diluted earnings per common share represents adjusted earnings from continuing operations divided by average diluted shares. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Management believes the net debt to net capitalization ratio is useful to assess our overall financial leverage and capacity. Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock. Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.